                                  EXHIBIT 4.7

                              SCHEDULE TO EXHIBIT 4.7
                              -----------------------

          The Subsidiary Security Agreements by and between each of the following parties and First National Bank of Commerce, as Trustee, are substantially identical in all material respects to the attached form document except as indicated below.

     SCHEDULE OF GUARANTORS EXECUTING SUBSIDIARY SECURITY AGREEMENTS
     ---------------------------------------------------------------

          Alton Gaming Company
          Argosy of Louisiana, Inc.
          Catfish Queen Partnership in Commendam
          The Indiana Gaming Company
          Iowa Gaming Company
          Jazz Enterprises, Inc.
          The Missouri Gaming Company
          The St. Louis Gaming Company

          Pursuant to Paragraph 2 of Item 601 of S-K, the following form is filed in lieu of the various Subsidiary Security Agreements. Any material details in which such Subsidiary Security Agreements differ from the enclosed form document are described in the enclosed form document.

                              FORM OF
                  SUBSIDIARY SECURITY AGREEMENT
                    [(INSERT SUBSIDIARY NAME)]


          THIS SECURITY AGREEMENT, dated as of June 5, 1996 (as amended, restated, supplemented or otherwise modified from time to time, this "security agreement") is by and between [INSERT SUBSIDIARY NAME], a _________ corporation (the "Grantor"), and FIRST NATIONAL BANK OF COMMERCE, as trustee (together with its successors in such capacity, the "Trustee" or the "Grantee") for the holders of those certain Notes (as hereinafter defined).

                       W I T N E S S E T H

          WHEREAS, the Grantor, Argosy Gaming Company, a Delaware corporation ("Argosy"), the Grantee and the other Guarantors (as defined in the Indenture (as hereinafter defined)) have entered into that certain Indenture dated June 5, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which, among other things, Argosy shall issue its 13 1/4% First Mortgage Notes due 2004 (the "Original Notes"); and

          WHEREAS, pursuant to a Registration Rights Agreement between Argosy, the Grantor and the other Guarantors and Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, BA Securities, Inc. and Deutsche Morgan Grenfell/C. J. Lawrence Inc. (collectively, the "Initial Purchasers"), Argosy, the Grantor and the other Guarantors will file a registration statement with respect to an offer to exchange the Original Notes for a new series of 13 1/4% First Mortgage Notes due 2004 registered under the Securities Act of 1933, as amended, with terms substantially identical to those of the Original Notes (the "Series B Notes" and, together with the Original Notes, the "Notes");

          WHEREAS, pursuant to the Indenture, the Grantee shall act as the trustee for the holders of the Original Notes and the holders of the Series B Notes (collectively, the "Noteholders");

          WHEREAS, to secure the repayment of the Notes and any and all other Secured Obligations (as defined in Section 1 hereof) of the Grantor, the Grantor has agreed to grant to the Grantee for the ratable benefit of the Noteholders a security interest in and to the Collateral (as defined in Section 2 hereof) upon the terms and subject to the conditions hereinafter set forth;

          WHEREAS, Grantor and the Guarantors will derive substantial direct and indirect benefit from the issuance of the Notes; and

          WHEREAS, it is a condition precedent to the purchase of the Original Notes by the Initial Purchasers from Argosy that the Grantor shall have executed and delivered this Security Agreement to the Grantee for the ratable benefit of the Noteholders;

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.  DEFINITIONS

          1.1 CERTAIN DEFINED TERMS. Terms defined in the Indenture and not otherwise defined herein have the respective meanings provided for in the Indenture. Each term defined in the first paragraph and the Recitals shall have the meaning set forth above whenever used herein, unless otherwise expressly provided or unless the context clearly requires otherwise.

          When used herein, (a) the terms ACCOUNT, CHATTEL PAPER, DEPOSIT ACCOUNT, DOCUMENT, EQUIPMENT, FIXTURE, GENERAL INTANGIBLES, GOODS, INVENTORY, INSTRUMENT, INVESTMENT PROPERTY and UNCERTIFICATED SECURITY shall have the respective meanings assigned to such terms in the Uniform Commercial Code (as defined below) and (b) the following terms shall have the following meanings:

          "ACCOUNT DEBTOR" shall means the party who is obligated on or under any Account or Contract Right of the Grantor or, if appropriate, any General Intangible of the Grantor.

          "APPLICABLE GAMING REGULATIONS" shall mean, at any particular time, federal and state gaming and gambling statutes, laws, rules and regulations applicable to Argosy or its Subsidiaries (as defined in the Indenture).

          "COLLATERAL" shall have the meaning assigned thereto in Section 2 hereof.

          "CONTRACT RIGHTS" shall means any right of the Grantor to payment under a contract for the sale or lease of Goods or the rendering of services, which right at the time is not yet earned by performance [ADD IN THE INDIANA GAMING COMPANY ONLY - including without limitation, the Grantor's rights under that certain Management Agreement by and between The Indiana Gaming Company and Indiana Gaming Company, L.P. dated April 11, 1994 (as amended by that certain Amendment No. 1 to Management Agreement dated February 21, 1996].

          "EVENT OF DEFAULT" means when any of the following events shall have occurred:

          (i) the occurrence of an "Event of Default" as defined in the Indenture; or

          (ii) failure in the due observance or performance by the Grantor of any of the covenants and conditions in this Security Agreement required to be observed and performed by Grantor and continuance of such failure for thirty (30) days after the Grantor becomes aware or should have become aware of such failure.

          "INTELLECTUAL PROPERTY" means all of Grantor's intellectual property, including without limitation all present and future designs, patents, patent rights and applications therefor, trademarks, service marks, business names, logos and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, software or computer programs, source codes, object codes, license rights, trade secrets, methods, processes, knowhow, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired by any Grantor, all goodwill associated with any of the foregoing and proceeds of all of the foregoing.

          "NON-TANGIBLE COLLATERAL" shall mean, collectively, the Grantor's Accounts, Contract Rights and General Intangibles.

          "PERMITTED LIENS" shall have the meaning specified in the Indenture.

          "PROCEEDS" means all "proceeds" (as defined in the Uniform Commercial Code) of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral.

          "SECURED OBLIGATIONS" means all Secured Obligations of the Grantor to repay the Notes and any and all other Secured Obligations of the Grantor to the Grantee under the Indenture, this Security Agreement and the other Security Documents (as that term is defined in the Indenture). Without limiting the foregoing, the Secured Obligations shall include (i) the payment of the principal of and premium and Liquidated Damages (as that term is defined in the Indenture), if any, and interest on the Notes, (ii) the payment of all other indebtedness of the Grantor in respect of the Notes and the Indenture and (iii) the due performance of and compliance by the Grantor with all the terms of and all the obligations to the Grantee under the Notes and the Indenture.

          "SECURITY INTERESTS" means the security interests granted pursuant to SECTION 2, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Security Agreement.

          "TERMINATION DATE" shall have the meaning assigned thereto in
SECTION 8.7 hereof.

          "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State of New York on the date of this Security Agreement; provided, however, that if by reason of mandatory provisions of law, the perfection or effect of perfection or non-perfection of the security interest granted hereunder in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

          SECTION 2.  GRANT OF SECURITY INTERESTS

          In order to secure the payment and performance of the Secured Obligations, Grantor hereby grants to Grantee, for the ratable benefit of the Noteholders, a continuing security interest in and to all right, title and interest of the Grantor in the following property, whether now owned or existing or hereafter owned, acquired, licensed, leased, consigned or arising and regardless of where located (all being collectively referred to as, the "COLLATERAL"):

          (i)    Accounts;

          (ii)   Chattel Paper;

          (iii)  Deposit Accounts;

          (iv) Documents or other receipts covering, evidencing or representing goods;

          (v)    Equipment;

          (vi)   Fixtures;

          (vii)  General Intangibles;

          (viii) Goods (including, without limitation, all its Equipment, Fixtures and Inventory), and together will all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

          (ix)   Intellectual Property;

          (x) Instruments and, to the extent not otherwise included in the definition of Instruments, Investment Property (as defined in the Uniform Commercial Code as in effect in the State of Illinois), including without limitation financial assets and securities accounts;

          (xi)   Inventory;

          (xii)  money (of every jurisdiction whatsoever);

          (xiii) Uncertificated Securities;

          (xiv) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon;

          (xv) all undocumented vessels, engines, machinery, masts, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, including but not limited to all gaming equipment and related devises, and all other appurtenances thereunto and appertaining or belonging, whether now or hereafter acquired, and also any and all additions, improvements and replacements hereafter made in or to such vessels or in or to such equipment and appurtenances; and

          (xvi) Proceeds of all or any of the property described above, including proceeds of any insurance policies covering any of the property described above;

PROVIDED, HOWEVER, that there shall be expressly excluded from the Collateral the Grantor's or any Subsidiary's gaming license(s) and any interest in such gaming license(s) [ADD IN THE INDIANA GAMING COMPANY ONLY - and Indiana Gaming Company, L.P.'s certificate of suitability and gaming license and any interest in such certificate and gaming license] [ADD IN IOWA GAMING COMPANY ONLY - and Belle of Sioux City, L.P.'s gaming license and any interest in such gaming license. Notwithstanding the foregoing, the Collateral shall not include
(i) the partnership interest owned by the Grantor in Belle of Sioux City, L.P. and (ii) the Grantor's rights and interests in that certain Management and Boat Lease Agreement dated December 1, 1994 by and between Belle of Sioux City, L.P. and the Grantor]. [ADD IN THE MISSOURI GAMING COMPANY AND THE ST. LOUIS GAMING COMPANY ONLY - Grantee hereby acknowledges that Missouri law does not presently allow any pledge, hypothecation or transfers of gaming licenses (or any interest therein) issued under the Missouri Riverboat Gambling Act or any security interest attached to any such license.]


          SECTION 3. REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants that:

          (i) no Uniform Commercial Code financing statement (other than which may have been filed on behalf of the Grantee or in connection with Permitted Liens) covering any of the Collateral is on file in any public office;

          (ii) the Grantor is (or, to the extent the Collateral is acquired after the date hereof, will be) the lawful owner of all of the Collateral, free of all liens and claims whatsoever, other than the security interest hereunder and Permitted Liens, with full power and authority to execute this Security Agreement, to perform the Grantor's Secured Obligations hereunder and to subject the Collateral to the security interest hereunder;

          (iii) the Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of __________;

          (iv) the execution and delivery of this Security Agreement and the performance by the Grantor of its Secured Obligations hereunder are within the Grantor's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Grantor or of any agreement, instrument or order binding upon the Grantor;

          (v) this Security Agreement is a legal, valid and binding obligation of the Grantor, enforceable in accordance with its terms;

          (vi) all information with respect to the Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Grantor to the Grantee or any Noteholder, and all other written information heretofore or hereafter furnished by the Grantor to the Grantee or any Noteholder, is and will be true and correct in all material respects as of the date furnished;

          (vii) the address of the location of the records of the Grantor concerning Non-Tangible Collateral of the Grantor and the address of the Grantor's chief executive office are as set forth on SCHEDULE I hereto, and the Grantor's Inventory and other Goods are located at its own premises at the address(es) shown on such SCHEDULE I;

          (viii)the Grantor is in compliance with the requirements of all applicable laws, rules, regulations and orders of every governmental authority, the noncompliance with which could materially adversely affect the business, results of operations, condition (financial or otherwise) or business affairs of the Grantor and its Subsidiaries, taken as a whole, or the value of the Collateral or the worth of the Collateral as collateral security;

          (ix) the Grantor is the lawful and exclusive owner or licensee of the trademarks listed in SCHEDULE II hereto, except those listed as being held under a non-exclusive license, said listed trademarks include all the United States federal registrations or applications registered in the United States Patent and Trademark office;

          (x) the Grantor is the lawful and exclusive owner or licensee of all rights in the patents listed in SCHEDULE III hereto and in the copyrights listed in SCHEDULE IV hereto, said patents include all the United States patents and applications for United States patents that the Grantor owns and said copyrights constitute all the United States copyrights registered in the United States Copyright Office and applications for United States copyrights that the Grantor now uses or practices under;

          (xi) to the knowledge of the Grantor, all of the Intellectual Property is subsisting and none has been adjudged invalid or unenforceable, in whole or in part;

          (xii) to the best of the Grantor's knowledge, all of the Intellectual Property is valid and enforceable and, in the case of the patents and patent applications included in the Intellectual Property, the Grantor has notified the Grantee in writing of all prior uses (including public uses and sales) of which it is aware;

          (xiii)the security interests in the Collateral granted to the Grantee hereunder constitute perfected security interests therein superior and prior to all Liens (other than Permitted Liens); PROVIDED, HOWEVER, the Grantor makes no representations or warranties under this clause (xiii) with regard to Deposit Accounts or money of which the Grantee has not taken possession;

          (xiv) except to the extent that the Grantee shall consent in writing (which consent shall not be unreasonably withheld), the Grantor (either itself or through licensees) will, unless the Grantor shall reasonably determine that a trademark which (or an application for which) is included as part of the Intellectual Property (any "Trademark") is of negligible economic value to the Grantor, (A) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures, advertisements and price lists in order to maintain each Trademark in full force and effect free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under each Trademark, (C) employ each Trademark with the appropriate notice of application or registration, (D) not use any Trademark except for the uses for which registration or application for registration of such Trademark has been made, and (E) not (and not permit any licensee or sublicensee thereto to) abandon any Trademark or do any act of knowingly omit to do any act whereby any Trademark may become invalidated or abandoned; and

          (xv) unless the Grantor shall reasonably determine that a patent, patent application or Trademark is of negligible economic value to the Grantor, the Grantor shall use its best efforts to maintain all registrations of such Intellectual Property in full force and effect by, without limitation, preparing and filing in a timely manner and with the appropriate offices all necessary applications for renewal or to extend the term thereof and all documents required to be filed therewith.

          SECTION 4. COVENANTS OF GRANTOR. The Grantor covenants and agrees that except as provided in the Indenture:

          (i) Grantor will take such actions as are reasonably necessary to keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof;

          (ii) Grantor will keep all Collateral free and clear of all security interests, liens and encumbrances except the creation or existence of Permitted Liens or as otherwise permitted under the Indenture;

          (iii)Grantor will, at all reasonable times, permit Grantee or its representative to examine or inspect any Collateral, wherever located, and to examine, inspect and copy Grantor's books and records pertaining to the Collateral and its business and financial condition and will, upon request of the Grantee, at any time when an Event of Default has occurred and is continuing, deliver to the Grantee all of such records and papers which pertain to the Collateral and the Account Debtors;

          (iv) Grantor will keep accurate and complete records pertaining to the Collateral and pertaining to Grantor's business and financial condition and will submit to Grantee such periodic reports concerning the Collateral and Grantor's business and financial condition as Grantee may from time to time reasonably request;

          (v) Grantor will pay when due or reimburse Grantee on demand for all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Grantee in connection with the collection of any of the Secured Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys' fees) incurred by Grantee in connection with the creation, perfection, satisfaction or enforcement of the Security Interest or the execution or creation, continuance or enforcement of this Security Agreement or any or all of the Secured Obligations and, in the case of an Event of Default, incurred by the Grantee in seeking to collect any of the Secured Obligations and to enforce its rights hereunder;

          (vi) Grantor will not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or, ordinance;

          (vii)without the prior written consent of Grantee, Grantor will not sell, transfer, assign (by operation of law or otherwise), exchange or otherwise dispose of all or any portion of the Collateral or any interest therein, or release any party obligated with respect to the Collateral, except for the sale or lease of Inventory in the ordinary course of its business and as otherwise permitted by the Indenture and this Security Agreement, and if the Collateral, or any part thereof or interest therein, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interest of Grantee shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition, and Grantor will hold the proceeds thereof in a separate account for Grantee's benefit and Grantor will, at Grantee's request, transfer such proceeds to Grantee in kind; and

         (viii)the Grantor will execute such Uniform Commercial Code financing statements and other documents (including, without limitation, any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. Section 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), and pay the cost of filing or recording the same or this Security Agreement in all public offices necessary or appropriate, and will do such other acts and things as may be necessary to establish and maintain a valid, perfected security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever other than Permitted Liens) to secure the performance and payment of the Secured Obligations;

          (ix) Grantor will promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against the ownership, operation, possession, maintenance or use of its Equipment and other Goods (as applicable); provided, however, that the Grantor shall not be required to pay any such fee, tax, assessment or other charge, the validity of which is being contested by the grantor in good faith by appropriate proceedings, so long as forfeiture of any part of this Equipment or other Goods will not result from the failure of the Grantor to pay any such fee, tax, assessment or other charge, during the period of such contest;

          (x) upon the reasonable request of the Grantee, stamp on its records concerning the Collateral (and/or enter in its computer records concerning the Collateral) and add on all Chattel Paper constituting a portion of the Collateral a notation, in form reasonably satisfactory to the Grantee, of the security interest of the Grantee hereunder;

          (xi) at all times keep all its Inventory and other Goods insured under policies maintained with reputable insurance companies against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated (and, in any event, as is required by applicable law) and such policies or certificates thereof shall, if the Grantee so requests, be furnished to the Grantee and, whenever an Event of Default shall be existing, the Grantee may apply any proceeds of such insurance which may be received by it toward payment of the Notes, whether or not due;

          (xii)furnish to the Grantee, as soon as possible and in any event within thirty (30) days prior to the occurrence from time to time of any change in the address of the Grantor's chief executive office or in the name of the Grantor, notice in writing of such change;

         (xiii)prosecute diligently all applications now pending with respect to Intellectual Property rights;

          (xiv)protect, preserve and maintain all rights in the Collateral, including but not limited to the duty to prosecute and/or defend against any and all suits contesting infringement or dilution of the Intellectual Property, any other suits containing allegations respecting the validity of the Collateral or any thereof, and any suits claiming injury to the goodwill associated with any of the Trademarks;

          (xv) keep all its Inventory and other Goods, unless the Grantee shall otherwise consent in writing, at its own premises at address(es) shown on Schedule I hereto;

          (xvi)keep, at its address(es) so indicated on Schedule I hereto, its records concerning Non-Tangible Collateral, which records will be of such character as will enable the Grantee or its designees to determine at any time the status thereof; and

         (xvii)upon request of the Grantee, cause to be noted on the applicable certificate, in the event any of its Equipment is covered by a certificate of title, the security interest of the Grantee in the Equipment covered thereby.

          Any expenses incurred in protecting, preserving and maintaining any of the Collateral shall be borne by the Grantor. Whenever an Event of Default shall be existing, the Grantee shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses thereunder, in which event the Grantor shall at the request of the Grantee do any and all lawful acts and execute any and all proper documents required by the Grantee in aid of such enforcement and the Grantor shall promptly, upon demand, reimburse and indemnify the Grantee for all costs and expenses incurred by the Grantee in the exercise of its rights under this SECTION 4.

          SECTION 5. PROCESSING SALE COLLECTIONS, ETC. Until such time as an Event of Default shall have occurred and remained continuing and the Grantee shall have notified the Grantor of the revocation of such power and authority, the Grantor

          (i) may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by the Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by the Grantor for such purpose;

         (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Non-Tangible Collateral, including the taking of such action with respect to such collection as the Grantee may reasonably request or, in the absence of such request, as the Grantor may deem advisable; and

        (iii) may grant, in the ordinary course of business, to any party obligated on any of the Non-Tangible Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Non-Tangible Collateral.

          Upon request of the Grantee at any time an Event of Default has occurred and is continuing, the Grantor will (except as the Grantee may otherwise consent in writing) forthwith, upon receipt, transmit and deliver to the Grantee, in the form received, all cash, checks, drafts, chattel paper and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Grantee) which may be received by the Grantor (except for amounts payable to regulatory authorities as required by law) at any time in full or partial payment or otherwise as proceeds of any of the Collateral.

          The Grantee may, at the direction of the holders of at least 50% of the aggregate principal amount of the Notes then outstanding, at any time an Event of Default has occurred and is continuing, whether before or after any revocation of such power and authority, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Grantee of any, amounts due or to become due thereunder and enforce collection of any of the Non-Tangible Collateral by suit or otherwise and surrender, release or exchange all or any part thereof or compromise or extend or renew of any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Grantee at any time a Event of Default has occurred and is continuing, the Grantor will, at its own expense notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Grantee of any amounts due or to become due thereunder.

          SECTION 6.     EVENT OF DEFAULT.

          (i) Whenever an Event of Default (as that term is defined in the Indenture) shall have occurred and remained continuing, subject to compliance with Applicable Gaming Regulations, the Grantee may exercise from time to time any rights and remedies available to it under applicable law, including without limitation the rights of a secured party under the Uniform Commercial Code.

          (ii) The Grantor agrees, in case of an Event of Default,

               (1) at Grantee's request, to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) at a convenient place or places acceptable to the Grantee, and

               (2) at Grantee's request, to execute all such documents and do all such other things which may be necessary or desirable in order to enable the Grantee or its nominee to be registered as owner of the Intellectual Property with any competent registration authority.

          (iii) Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least ten (10) days before such disposition. Any proceeds of any disposition by the Grantee of any of the Collateral shall be applied as set forth in SECTION 7.

          [ADD IN ARGOSY OF LOUISIANA, INC., JAZZ ENTERPRISES, INC. AND CATFISH QUEEN PARTNERSHIP ONLY-

          (iv) For purposes of Louisiana executory process, the Grantor hereby acknowledges the Secured Obligations, whether now existing or to arise hereafter, and confesses judgment for the full amount thereof if the Secured Obligations are not paid at maturity, and does by these presents consent, agree and stipulate that if any portion of the Secured Obligations is not promptly and fully paid when due, or if there should occur an Event of Default as defined above, the Secured Obligations shall, at the option of the Grantee, become immediately due and payable and it shall be lawful for the Grantee, without making a demand and without notice or putting in default, the same being hereby expressly waived, to cause all and singular the Collateral to be seized and sold by executory process, with or without appraisement (appraisement being hereby expressly waived), either in its entirely or in lots or parcels, as the Grantee may determine, to the highest bidder for cash, or on such terms as the plaintiff in such proceedings may direct. The Grantor hereby expressly waives: (a) the benefit of appraisement, as provided in Articles 2332, 2336, 2723 and 2724, Louisiana Code of Civil Procedure, and all other laws conferring the same; (b) the demand and three
               (3) days delay accorded by Articles 2639 and 2721, Louisiana Code of Civil Procedure; (c) the notice of seizure required by Articles 2293 and 2721, Louisiana
               Code of Civil Procedure; (d) the three (3) days delay provided by Articles 2331 and 2722, Louisiana Code of
               Civil Procedure, and (e) the benefit of the other provisions of Articles 2331, 2722 and 2723, Louisiana
               Code of Civil Procedure, and the benefit of any other
               Articles or laws relating to rights of appraisement, notice, or delay not specifically mentioned above; and the Grantor expressly agrees to the immediate seizure of the Collateral in the event of suit hereon. The Grantee shall have the option, at its discretion, of appointing itself or its agent as keeper of the collateral pursuant to the provisions of R.S. 9:5136, et seq. The keeper appointed pursuant to these provisions shall have all the powers, duties, and compensation provided for in R.S.
               9:5138, and shall not be required to provide any bond otherwise than as required by law in such proceedings, pursuant to R.S. 9:5139. Such keeper shall be entitled to reimbursement for all reasonable out of pocket expenses and for a reasonable fee for its services.]

          SECTION 7. APPLICATION OF PROCEEDS. The proceeds of a sale of Collateral sold after the occurrence and during the continuation of an Event of Default shall be applied by the Grantee in accordance with the Indenture.

          SECTION 8.     MISCELLANEOUS PROVISIONS.

          SECTION 8.1 LIMITATION ON DUTY OF GRANTEE IN RESPECT OF COLLATERAL. The Grantee shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as the Grantor requests in writing, but failure of the Grantee to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Grantee to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Grantor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

          SECTION 8.2 LIMITATIONS OF GAMING REGULATIONS. The Grantee acknowledges that its rights and remedies with respect to the Collateral upon an Event of Default are subject to the limitations and restrictions of Applicable Gaming Regulations. [ADD IN THE INDIANA GAMING COMPANY ONLY - Further, without limiting any of the foregoing, the Grantee further acknowledges and agrees that, notwithstanding any other provision of this Security Agreement to the contrary, (i) nothing in this Security Agreement shall effect any transfer of any "ownership interest" (within the meaning of 68 Indiana Administrative Code 5) in Indiana Gaming Company, L.P. ("Indiana L.P.") or effect any transfer, sale, purchase, lease or hypothecation of, or any borrowing or loaning of any money against, the certificate of suitability of Indiana L.P., or any owner's license subsequently issued to Indiana L.P.,
(ii) no person, other than the Grantor or the other current owners of Indiana L.P., shall have any "ownership interest" in Indiana L.P., and (iii) no person may exercise any rights or remedies granted in this Security Agreement against Indiana L.P. unless and until such exercise (a) is approved by the Indiana Gaming Commission and (b) complies with all Indiana laws and regulations, including 68 Indiana Administrative Code 5. In addition, Grantee acknowledges that any foreclosure, possession, sale, transfer or disposition of the partnership interest held by Grantor in Indiana L.P. is subject to compliance with Applicable Gaming Regulations which may be proscriptive or require prior consent or approval by applicable state gaming commissions, including the Indiana Gaming Commission, to such foreclosure, possession, sale, transfer or disposition. Grantee hereby acknowledges that Indiana law does not presently allow any pledge, hypothecation or transfers of gaming licenses
(or any interest therein)
issued under the Indiana Riverboat Gambling Act or any security interest attached to any such license. In addition, the exercise of Grantee's rights hereunder is expressly subject to the terms of that certain Second Amended and Restated Agreement of Limited Partnership of Indiana Gaming Company, L.P. dated February 21, 1996 (including without limitation Section 14.2(e) thereof.)][ADD IN ARGOSY OF LOUISIANA, INC., JAZZ ENTERPRISES, INC. AND CATFISH QUEEN PARTNERSHIP ONLY - Further, without limiting any of the foregoing, the Grantee further acknowledges and agrees to the requirement of the Riverboat Gaming Enforcement Division, Office of State Police, Department of Public Safety and Corrections, State of Louisiana (the "Division") and/or its successor, that, within five (5) days of the commencement of the exercise of any remedy(ies) set forth in this Security Agreement in favor of the Grantee or the Noteholders with respect to Argosy of Louisiana, Inc., Catfish Queen Partnership in Commendam or Jazz Enterprises, Inc., the Grantee shall notify the Division or its successor, in writing, of the date, nature and scope of the exercise of such remedy(ies) and further acknowledges that the exercise of such remedy(ies) and any transfer or proposed transfer of any ownership interest or economic interest resulting therefrom or related thereto shall require compliance with any applicable provisions of (i) Title 4, Section 528 of the Louisiana Revised Statutes and all regulations promulgated pursuant thereto, and/or (ii) Title 27, Section 1 et seq. of the Louisiana Revised Statutes and any regulations promulgated pursuant thereto.][ADD IN THE MISSOURI GAMING COMPANY AND THE ST. LOUIS GAMING
COMPANY ONLY - Grantee acknowledges that the foreclosure, possession, sale, transfer or disposition of certain gaming equipment and machinery is subject to compliance with Applicable Gaming Regulations which may be proscriptive or require prior consent or approval by applicable state gaming commissions, including the Missouri Gaming Commission, to such foreclosure, possession, sale, transfer or disposition. Grantee hereby further acknowledges that Missouri law does not presently permit the Grantee to foreclose or take possession of certain gaming equipment and machinery without the Grantee being licensed by the Missouri Gaming Commission or, in the alternative, the creation of a different mechanism that is in compliance with Missouri laws and is acceptable to the Missouri Gaming Commission (which mechanism could include, subject to the Missouri Gaming Commission's approval, the sale, transfer or disposition of such gaming equipment and machinery in question to an entity licensed by the Missouri Gaming Commission).]

          SECTION 8.3 NOTICE. All notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed to the last known address of the respective party.

          SECTION 8.4 NO WAIVER; AMENDMENT. No delay on the part of the Grantee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Grantee of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No amendment to, modification or waiver of, or consent with respect to, any provision of this Security Agreement shall be effective unless the same shall be in writing and signed and delivered by the Grantee, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 8.5 CAPTIONS. Section captions used in this Security Agreement are for convenience of reference only and shall not affect the construction of this Security Agreement.

          SECTION 8.6 COUNTERPARTS. This Security Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Security Agreement.

          SECTION 8.7 TERMINATION; RELEASE OF COLLATERAL. This Security Agreement shall terminate with respect to all Collateral when all of the Secured Obligations have been fully and indefeasibly paid and satisfied (the date of such termination of all Collateral, the "Termination Date"). In addition, the Collateral, or any portion thereof, may be released as provided in the Indenture (including without limitation, Articles IV and IX thereof). At the time of any such termination, the Grantee, at the request and expense of the Grantor, will execute and deliver to the Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Security Agreement with respect to such Collateral, and will duly assign, transfer and deliver to the Grantor any such Collateral as has not yet theretofore been sold or otherwise applied or released pursuant to this Security Agreement, together with any moneys at the time held by the Grantee in respect of such Collateral. Such assignment and delivery shall be without warranty by or recourse to the Grantee, except as to the absence of any prior assignments by the Grantee of its interest in the Collateral.

          SECTION 8.8 GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          SECTION 8.9 BINDING AGREEMENT; ASSIGNMENT. This Security Agreement shall be binding upon the Grantor and the Grantee and their respective successors and assigns, and shall inure to the benefit of the Grantor, the Noteholders and the Grantee and their respective successors and assigns.

          SECTION 8.10 DOCUMENTS SUFFICIENT AS FINANCING STATEMENT. At the option of the Grantee, this Security Agreement, or a carbon, photographic or other reproduction of this Security Agreement or of any Uniform Commercial Code financing statement covering the Collateral or any portion thereof shall be sufficient as a Uniform Commercial Code financing statement and may be filed as such.

          SECTION 8.11 CONFLICTS WITH PLEDGE AGREEMENTS OR SHIP MORTGAGES. To the extent that the Collateral is also subject to the Parent Pledge Agreement (as defined in the Indenture), any Subsidiary Pledge Agreement (as defined in the Indenture) or any Ship Mortgage (as defined in the Indenture) and any provisions of the Parent Pledge Agreement, any such Subsidiary Pledge Agreement or any such First Preferred Ship Mortgage conflict with the provisions of this Security Agreement, the provisions of the Parent Pledge Agreement, such Subsidiary Pledge Agreement or such First Preferred Ship Mortgage, as applicable, shall control.

          SECTION 8.12 JURISDICTION; SERVICE OF PROCESS; VENUE. THE GRANTOR HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING PERTAINING TO THIS SECURITY AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, BOROUGH OF MANHATTAN, OR IN THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY THIS EXECUTION AND DELIVERY OF A COUNTERPART HEREOF, THE GRANTOR IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS. THE GRANTOR HEREBY IRREVOCABLY AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OF PROCEEDING MAY BE MADE BY MAILING, BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, A COPY OF THE SUMMONS AND COMPLAINT, OR OTHER LEGAL PROCESS IN SUCH ACTION OR PROCEEDINGS TO THE GRANTOR AT ITS ADDRESS SHOWN ON THE SIGNATURE PAGE HEREOF (OR ANY OTHER ADDRESS OF THE GRANTOR APPEARING ON THE RECORDS OF THE GRANTEE). SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING, EFFECTED AS AFORESAID, SHALL BE LEGAL UPON RECEIPT BY THE GRANTOR AND SHALL BE DEEMED PERSONAL SERVICE UPON THE GRANTOR AND SHALL BE LEGAL AND BINDING UPON THE GRANTOR FOR ALL PURPOSES, THE GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AS WELL AS ANY RIGHT IT MAY NOT OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OF PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE.

          SECTION 8.13 WAIVER OF RIGHT TO JURY TRIAL. THE GRANTOR AND THE GRANTEE HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SECURITY AGREEMENT OR ANY AMENDMENT INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                     [signature page follows]

          IN WITNESS WHEREOF, this Security Agreement has been duly executed as of the day and year first above written.

Address:                        [INSERT SUBSIDIARY NAME],
[INSERT SUBSIDIARY NAME]        a _________ corporation,
219 Piasa Street                as Grantor
Alton, Illinois 62002
Attention: Joseph G. Uram
Facsimile: (618) 474-7636       By:___________________________
Phone No.: (618) 474-7620
                                Name: ________________________

                                Title:________________________




Address:                        FIRST NATIONAL BANK OF COMMERCE,
First National Bank of Commerce as Trustee and as Grantee
Corporate Trust Division
210 Baronne Street
New Orleans, Louisiana 70112    By:___________________________
Facsimile: (504) 561-1432
Phone No.: (504) 561-1640       Name: ________________________

                                Title:________________________